SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2005

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

On March 10, 2005, our Audit Committee appointed Dixon Hughes PLLC as our independent accountants to audit our consolidated financial statements for 2005. Our relationship with KPMG LLP will terminate upon their completion of the audit of our 2004 consolidated financial statements and issuance of their report thereon. KPMG LLP has served as our independent accountants since 1993.

In connection with KPMG LLP’s audits of the two years ended December 31, 2003 and 2002, and through March 10, 2005, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to KPMG LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

KPMG LLP’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During 2003 and 2002, and through the date of the Audit Committee’s action dismissing KPMG LLP, there have been no “reportable events” requiring disclosure pursuant Item 304(a)(1)(v) of Regulation S-K or any “consultations” with Dixon Hughes PLLC of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
16.1	Copy of letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: March 15, 2005	By:	/S/ Arthur H. Keeney III
Arthur H. Keeney III
President and Chief Executive Officer